Exhibit 14


                                                                      EXHIBIT C














                                WARRANT AGREEMENT


                                     Between


                                   AKSYS, LTD.


                                       And


                  ---------------------------------------------





                          Dated as of ___________, 2006




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          This Agreement, dated as of [insert date], is between Aksys, Ltd., a
Delaware corporation (the "Company"), and _____________________________, as
warrant agent (the "Warrant Agent").

                                    RECITALS

          WHEREAS, the Company has entered into a Securities Purchase Agreement (the "Purchase Agreement") dated as of March 31, 2006 by and between the Company and Durus Life Sciences Master Fund Ltd. (the "Investor");

          WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell to the Investor, and the Investor has agreed to acquire from the Company,
(i) five thousand (5,000) shares of the Company's Series B Convertible Preferred Stock (the "Preferred Shares"), each of which Preferred Share is convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the terms of the Certificate of Designation (such shares of Common Stock into which the Preferred Shares may be converted hereinafter referred to as the "Conversion Shares") and (ii) warrants (the "Warrants") to purchase at an initial exercise price of $1.10 per share five million (5,000,000) shares of Common Stock (the "Warrant Shares");

          WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell to the Investor or other persons or entities designated by the Investor (such other persons or entities designated by the Investor herein are collectively referred to with the Investor as the "Investors"), and the Investors have the option to purchase, in one or more installments, for an aggregate purchase price of up to $15,000,000, additional preferred shares and warrants containing substantially the same terms and conditions as the Preferred Shares and the Warrants except that the expiration date of such later issued warrants shall be five years from their original date of issue (any such later acquired preferred shares and warrants are herein collectively referred to with the initially issued Preferred Shares and Warrants as the "Preferred Shares" and the "Warrants", respectively, and the initially issued Warrants under the Purchase Agreement are sometimes referred to herein as the "Initial Warrants");

          WHEREAS, the Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Warrants to be issued under this Agreement (the "Warrant Certificates") and the exercise of the Warrants;

          WHEREAS, the Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof ("Warrantholders") and to set forth the respective rights and obligations of the Company and the Warrant Agent; and

          WHEREAS, each Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Warrantholders herein.


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


         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for the purpose of defining the terms and provisions of the Warrants and the Warrant Certificates and the respective rights and obligations thereunder of the Company, the Warrantholders and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1.   APPOINTMENT OF WARRANT AGENT

         The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

         SECTION 2.   DATE, DENOMINATION AND EXECUTION OF WARRANT CERTIFICATES

         The Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially in the form attached hereto as EXHIBIT A (the provisions of which are hereby incorporated herein), and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange or automated quotation system on which the Common Stock (or other securities issuable upon exercise of the Warrants) or the Warrants may be listed, or to conform to usage. Each Warrant Certificate for the Initial Warrants shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, on or before the close of business on _____________, 2011 (the "Expiration Date"), and each Warrant Certificate for any later issued series of Warrants shall entitle the registered holder thereof, subject to the provisions of this Agreement and the Warrant Certificate, to purchase, on or before the date that is the first business day falling five years after the initial date of issuance of such later issued Warrants (and such date shall be the "Expiration Date" for such later issued series of Warrants), one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate for $1.10 (the "Exercise Price), in each case subject to the adjustments provided in Section 6 hereof. Each Warrant Certificate issued to the Investors as described in the recitals, above, shall be dated the date of issuance thereof; and each other Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

         For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., New York Time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., New York Time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which the New York Stock Exchange (or banking institutions in the state in which the Warrant Agent maintains the principal office in which it conducts business related to the Warrants) are authorized or obligated by law to be closed.


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         Each Warrant Certificate shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, either manually or by facsimile signature printed thereon, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Warrant Certificate shall be manually or by facsimile signature printed thereon countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company.

         Except as otherwise permitted by this Agreement, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

         SECTION 3.   SUBSEQUENT ISSUE OF WARRANT CERTIFICATES

         Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof, (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof,
(iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares or securities purchasable thereunder pursuant to Section 22 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of Sections 4, 5, 7 and 22, the new Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purposes.


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

         SECTION 4. TRANSFERS AND EXCHANGES OF WARRANT CERTIFICATES; COMPLIANCE WITH THE SECURITIES ACT

         The Warrant Agent will keep or cause to be kept at its stock transfer office in _________________________ ("Stock Transfer Office") books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate.

         The Warrant Agent shall, from time to time, promptly register the transfer of any outstanding Warrants in whole or in part in the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program, such as STAMP, SEMP or MSP and such supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent at its Stock Transfer Office at any time on or before the Expiration Date, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

         Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Warrant Certificate and countersign and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; provided, however, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

         Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same kind and number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the applicable Expiration Date. The Warrant Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

         Upon transfer of any Warrant, such Warrant shall be transferred free of any restrictive legend and registered in such name and in such denominations as specified by the transferor in question provided:

         (i) The Warrant Agent receives written notice from the Company that a registration statement covering re-sales of the Warrants has been declared effective by the Securities and


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


Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and written confirmation from the transferor in question that the resale of such Warrant was made pursuant to such effective registration statement; or

         (ii) The Warrant Agent receives written notice from the Company that the re-sale of such Warrants may be effected under Rule 144 of the Securities Act or otherwise pursuant to an exemption from registration under the Securities Act.

         Unless and until the Warrant Agent receives written notice from the Company that a registration statement covering resales of the Warrants has been declared effective by the Securities and Exchange Commission under the Securities Act, the Warrant Agent shall promptly notify the Chief Financial Officer of the Company in writing of any request that the Warrant Agent receives pertaining to the proposed transfer of any Warrant.

         SECTION 5.   MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES

         Upon receipt by the Company and the Warrant Agent (i) of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, and (ii) in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, (iii) in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, then: the Warrant Agent shall countersign and deliver a new Warrant Certificate of like tenor for the same number of Warrants.

         SECTION 6. ADJUSTMENTS AND LIMITATION OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE PRICE

         The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

A. COMMON STOCK DIVIDENDS AND DISTRIBUTIONS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS. In the event that the Company shall (i) pay a dividend or make a distribution on its outstanding shares of Common Stock using shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the Exercise Price in effect immediately prior to such dividend, distribution, subdivision, combination or reclassification shall be adjusted to equal the product obtained by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such dividend, distribution, subdivision, combination or reclassification and the denominator of which is the number of shares of Common Stock outstanding after giving effect to such dividend, distribution, subdivision, combination or reclassification. Likewise, the number of shares of Common Stock

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



issuable upon exercise of each Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneously with the Exercise Price adjustment, to equal the product obtained by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price per share immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of Common Stock shall be the number of shares of Common Stock issuable upon exercise of the Warrant until further adjusted as provided herein. An adjustment made pursuant to this Section 6A shall become effective immediately after the dividend or distribution date retroactive to the record date in the case of a dividend or distribution of shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

B. DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall pay on its outstanding shares of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (x) any dividend or distribution described in Section 6A, and (y) any rights, options, warrants or securities described in Section 6C or Section 6D), then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to the record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Market Price (as defined below) per share of Common Stock on such record date, and the denominator of which shall be such Market Price per share of Common Stock on such record date less the sum of (x) the amount of cash, if any, dividended or distributed per share of Common Stock and (y) the then fair value (as reasonably determined in good faith by the Company's Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Warrantholders upon request) per share of Common Stock of the dividend or distribution consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights. In the case of any such dividend or distribution, subject to Section 6H, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to the record date for such dividend or distribution by the fraction set forth in the preceding sentence. As used herein, "Market Price" shall be the arithmetic mean of the last reported sale prices of the Common Stock for the ten
(10) consecutive trading days ending on the date for which the Market Price is being calculated, such sale prices as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on a Nasdaq automated quotation system, or, if not listed on Nasdaq or traded on any such exchange, the average of the bid and asked price per share on Nasdaq or, if such quotations are not available, the fair market value per share of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made. Notwithstanding the foregoing, the Company shall not be required to make an adjustment pursuant to this Section 6B,

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if at the time of any such dividend or distribution, the Company makes the same distribution to Warrantholders as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which a Warrantholder's Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 6B which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of a Warrant or increasing the Exercise Price thereof.

C. ISSUANCE OF COMMON STOCK OR RIGHTS OR OPTIONS. In the event that the Company shall issue shares of Common Stock, or rights, options or warrants to acquire shares of Common Stock, or securities convertible or exchangeable into shares of Common Stock, for consideration per share of Common Stock that is less than the Market Price per share of Common Stock as of the issuance date of such shares, or entitling the holders of such rights, options, warrants or convertible or exchangeable securities to subscribe for or purchase shares of Common Stock at a price that is less than the Market Price per share of Common Stock as of the issuance date of such rights, options, warrants or convertible or exchangeable securities, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such issuance date shall be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such issuance date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the issuance of such shares, rights, options, warrants or convertible or exchangeable securities plus the number of additional shares of Common Stock to be issued in such transaction or which may be issued upon exercise of such rights, options or warrants or conversion of such convertible or exchangeable securities, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date for the issuance of such shares or rights, options, warrants or convertible or exchangeable securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares of Common Stock and the exercise, conversion or exchange of such rights, options, warrants or convertible or exchangeable securities (as reasonably determined in good faith by the Company's Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Warrantholders upon request) would purchase at the Market Price per share of Common Stock as of the date of such issuance. Subject to Section 6H, in the event of any such adjustment, the Exercise Price of each Warrant shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the fraction set forth in the foregoing sentence. No adjustment to the number of Warrant Shares issuable upon the exercise of a Warrant or to the Exercise Price shall be made as a result of (i) the issuance of any Warrants (or the later exercise thereof) in accordance with the terms of the Purchase Agreement as the same may be amended from time to time, (ii) the exercise, conversion or exchange of any right, option, warrant or convertible or exchangeable security, in accordance with its terms at the time of the issuance of such right, option, warrant or convertible or exchangeable security, whether or not the issuance thereof previously resulted in an adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price pursuant to this Section 6C, (iii) the issuance of any Preferred Shares (or the later conversion thereof) in accordance with the terms of the Purchase Agreement as the same may be amended from time to time, or (iv) the issuance, award, exercise, conversion or exchange of shares of Common Stock or options to acquire shares of


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Common Stock under any employee or director benefit plan of the Company approved by the Company's Board of Directors if such issuance, award, exercise, conversion or exchange is made to, by, or for the benefit of officers, directors, employees or consultants of the Company in accordance with such employee or director benefit plan. Such adjustment shall be made, and shall only become effective, whenever such shares or such rights, options, warrants or convertible or exchangeable securities are issued. No adjustment shall be made pursuant to this Section 6C which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

D.       FUNDAMENTAL TRANSACTIONS; LIQUIDATION.

         (a) Except as provided in Section 6D(b), in the event of a Fundamental Transaction (as defined in the next sentence), each Warrantholder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which such Warrantholder would have been entitled to receive upon completion of or as a result of such Fundamental Transaction had such Warrant been exercised immediately prior to such event or prior to the relevant record date for any such entitlement (regardless of whether the Warrants are then exercisable). "Fundamental Transaction" shall mean any transaction or series of related transactions by which the Company consolidates with or merges with or into another corporation or entity or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to any other person or entity or group of affiliated persons or entities or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock. Unless Section 6D(b) is applicable to a Fundamental Transaction, the Company shall provide that the surviving or acquiring person, corporation or entity (the "Successor Company") in such Fundamental Transaction will enter into an agreement (a "Supplemental Warrant Agreement") with the Warrant Agent confirming the Warrantholders' rights pursuant to this Section 6D(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. Any such Supplemental Warrant Agreement shall further provide that such Successor Company will succeed to and be substituted for every right and obligation of the Company in respect of this Agreement and the Warrants. The provisions of this Section 6D(a) shall similarly apply to successive Fundamental Transactions involving any Successor Company.

         (b) In the event of (i) a Fundamental Transaction with another person, corporation or entity (other than a subsidiary of the Company) where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Warrantholders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. In the event of any Fundamental Transaction described in this Section 6D(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Warrantholders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Warrantholders by delivering a check in such amount as is appropriate (or, in the


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case of consideration other than cash, such other consideration as is appropriate) to such party as it may be directed in writing by the Warrantholders surrendering such Warrant Certificates.

E. OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Section 6 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Company's Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of the Warrants.

F. SUPERSEDING ADJUSTMENT. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Section 6, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of Section 6 as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section
6A) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant, or increasing the Exercise Price, by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

G. MINIMUM ADJUSTMENT. The adjustments required by the preceding sections of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this
Section 6, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

H. NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein


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


provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Market Price of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent, at the Company's expense, to mail a copy of such certificate to each Warrantholder in accordance with Section 23. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Warrantholder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

I. ADJUSTMENT TO WARRANT CERTIFICATE. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Section 6, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

J. LIMITATION ON NUMBER OF WARRANT SHARES. The Company shall not be obligated to issue any shares of Common Stock upon the exercise of any Warrants after the aggregate number of shares of Common Stock previously issued by the Company upon (i) the exercise of Warrants and (ii) the conversion of Preferred Shares issued by the Company and purchased by holders of Warrants has exceeded the Nasdaq Conversion Limitation (as defined below), except that such limitation shall not apply from and after such time as the Company obtains Shareholder Approval (as defined below) for issuances of Warrant Shares upon the exercise of Warrants in excess of such amount. In the event the Company receives on the same date a notice requesting the exercise of Warrants from more than one holder of Warrants and the Company can exercise some, but not all, of the Warrants presented for exercise, the Company shall exercise from each holder electing to exercise Warrants at such time a pro rata amount of such holder's Warrants submitted for exercise based on the number Warrants submitted for exercise on such date by such holder relative to the number of all Warrants submitted for exercise on such date. The Nasdaq Conversion Limitation shall mean [6,425,476] shares of Common Stock or such other amount as

Nasdaq shall determine is the applicable limitation under Marketplace Rule 4350(i)(1)(D). Shareholder Approval shall mean the approval of the Company's stockholders as may be required by the applicable rules and regulations of Nasdaq, including Marketplace Rule 4350(i)(1)(D).

         SECTION 7.   EXERCISE OF WARRANTS

The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part from time to time at or prior to the close of business on the Expiration Date, subject to the provisions of Section 9, at which time the Warrant Certificates shall be and become wholly void and of no value. Warrants may be exercised by their holders as follows:

A. Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its Stock Transfer Office, together with payment to the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Exercise Price and other amounts may be made by wire transfer of same day funds to an account in a bank designated by the Company for such purpose, or by certified or bank cashier's check, payable in lawful money of the United States of America to the order of the Company, or by any combination of such methods. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant. The Warrant Agent shall deposit or invest any and all funds received in connection with the exercise of the Warrants in federally insured, interest bearing accounts with a financial institution or institutions designated by the Warrant Agent. The Warrant Agent shall have no liability with respect to the performance of any such investments other than, in the case of funds deposited in accounts maintained by the Warrant Agent, the liability of the Warrant Agent to its depositors in such accounts generally. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent. At the request of the Company, the Warrant Agent shall remit any funds held by it as a result of the exercise of the Warrants to the Company.

B. Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise), the Warrant Agent shall promptly request from the Company's transfer agent with respect to the securities to be issued and shall promptly, and in any event within five business days thereof, deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered as soon as practicable to or upon the order of the registered holder of such Warrant Certificate. In addition, if it is required by law and upon instruction by the

Company, the Warrant Agent will deliver to each Warrantholder a prospectus which complies with the provisions of Section 10 of the Securities Act of 1933, as amended, and the Company agrees to supply the Warrant Agent with a sufficient number of prospectuses to effectuate that purpose.

C. In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

D. Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person or entity shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date) and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than twenty (20) consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise required by law.

         SECTION 8.   FRACTIONAL INTERESTS

         The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall, at its option, either purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the Market Price, except that for all purposes of this Section 8, the time periods set forth in the definition thereof shall be the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 7 hereof or issue the required, fractional Warrant or share. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant, except as expressly provided in this Section 8.

         SECTION 9.   RESERVATION AND LISTING OF EQUITY SECURITIES

         The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issuance upon exercise of the Warrants, 120% of such number of shares of equity securities of the Company, including the Common Stock, as shall then be issuable upon the exercise of all outstanding Warrants ("Equity Securities"). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

         The Company covenants and agrees that from and after the date hereof:
(a) it will use its best efforts to prepare and file with the Securities and Exchange Commission a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective with respect to the resale of the Warrants and Equity Securities and the issuance of the Equity Securities to be delivered upon the exercise of the Warrants and, to the extent required under applicable law, to keep such registration statement current from the date of issuance thereof through the final Expiration Date or until such earlier time as no Warrants remain outstanding; (b) as expeditiously as possible, it will register or qualify the Equity Securities to be delivered upon exercise of the Warrants under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary and use its best efforts to maintain all such registrations or qualifications in effect from the date of issuance thereof through the final Expiration Date or until such earlier time as no Warrants remain outstanding; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject; (c) it will pay all expenses incurred by the Company in complying with this Section 9, including, without limitation, (i) all registration and filing fees, (ii) all printing expenses,
(iii) all fees and disbursements of counsel for the Company and independent public accountants, (iv) all NASD and Blue Sky fees and expenses (including fees and expenses of counsel in connection with any Blue Sky surveys), and (v) the entire expense of any special audits incident to or required by any such registration; and (d) it will use its best efforts to list for quotation on the Nasdaq Capital Market, or such other over-the-counter quotation system on which the Common Stock may at any time be listed, or on any national securities exchange on which the Common Stock may at any time be listed, the Equity Securities, and will maintain such listing so long as any other shares of Equity Securities are so listed; and the Company shall use its best efforts to so list on the Nasdaq Capital Market, or such other over-the-counter quotation system, or each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the same class are traded on the Nasdaq Capital Market or such over-the-counter quotation system or listed on such national securities exchange, and any such quotation or listing will be at the Company's expense; provided, however, that in no event shall such Equity Securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if such exercise would result, in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law; provided, however, that the foregoing proviso shall not affect or in any way limit the obligations of the Company pursuant to clauses (a) and (b) of this paragraph.

         SECTION 10.  REDUCTION OF EXERCISE PRICE BELOW PAR VALUE

         The Company shall not take any action that would cause an adjustment pursuant to Section 6 hereof to reduce the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, unless and until the Company shall have taken any corporate action which, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

         SECTION 11.  PAYMENT OF CERTAIN TAXES

         The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock or other securities upon the exercise of Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such taxes being payable by the holder of such Warrant Certificate at the time of surrender.

         SECTION 12.  NOTICE OF CERTAIN CORPORATE ACTION

         In case the Company after the date hereof shall propose (i) to take a record of the holders of any class of securities for the purpose of determining the holders thereof that are entitled to receive any dividend or other distribution, rights to subscribe for or to purchase any shares of any class of its capital stock or any other securities or property, any evidences of its indebtedness or assets, or any other rights, warrants or options, (ii) to issue any shares of its capital stock or rights, options or warrants entitling to subscribe for shares of such capital stock or securities convertible or exchangeable or exercisable for shares of such capital stock (other than any such issuances under any employee or director benefit plan of the Company approved by the Company's Board of Directors), (iii) to effect any capital reclassification or reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, lease, transfer or other disposition of all or substantially all of its property and assets, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, or (iv) the commencement by any "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of a BONA FIDE tender offer or exchange offer in accordance with the rules and regulations of the Exchange Act to purchase shares of Common Stock of the Company, then, in each such case, the Company shall file with the Warrant Agent, and the Company, or the Warrant Agent on its behalf and at the Company's request, shall provide to all registered holders of the Warrant Certificates notice of such proposed action or event, which notice shall specify the date on which the books of the Company shall close or a record be taken for such dividend, distribution or offer of rights or options, or the date on which such issuance, reclassification, reorganization, consolidation, merger, sale, lease, transfer, other disposition, liquidation, voluntary or involuntary dissolution, winding-up or tender offer shall take place, commence, or be completed, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein, and as of which the holders of record of the Company's Common Stock (or other securities) shall be entitled to exchange their shares of such Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, lease, transfer, other disposition, dissolution, liquidation, winding-up, tender offer or other event, and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities, cash or property purchasable upon exercise of Warrants which will be required as a result of such action, if applicable. Such notice shall be filed and provided in the case of any action covered by clause (i) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clauses (ii) through (iv) above, at least 20 days prior to the earlier of the date on which such issuance, reclassification, reorganization, consolidation, merger, sale, lease, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, exchange or tender offer is expected to become effective or be completed and the date on which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up, exchange or tender offer. Notwithstanding the foregoing, the Company's obligation to provide notice under this Section 12 is subject and subordinate to the Company's legal obligations regarding the handling and dissemination of material non-public information under the Securities Act, the rules and regulations of the quotation system or securities exchange on which the Common Stock may at any time be listed and other applicable law.

         Failure to give any notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.

         SECTION 13. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANT CERTIFICATES, ETC.

         The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of such Warrants.

         The Warrant Agent shall keep copies of this Agreement available for inspection by Warrantholders during normal business hours at its Stock Transfer Office. Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its Stock Transfer Office.

         SECTION 14.  WARRANTHOLDER NOT DEEMED A STOCKHOLDER

         No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatsoever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12 hereof), or to receive dividends or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt by the Warrant Agent of the Exercise Price and any other amounts payable upon such exercise.

         SECTION 15.  RIGHTS OF ACTION

         All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Warrant Certificate, may, on its own behalf for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

         SECTION 16.  AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES

         Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

A. The Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

B. The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute and lawful owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         SECTION 17.  CANCELLATION OF WARRANT CERTIFICATES

         In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

         SECTION 18.  CONCERNING THE WARRANT AGENT

         The Company agrees to pay to the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

         SECTION 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

         Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         SECTION 20.   DUTIES OF WARRANT AGENT

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

A. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company or the Warrant Agent's in-house counsel), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel. Fees and expenses of such counsel, to the extent reasonable, shall be paid by the Company.

B. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

C. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

D. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it or its obligations hereunder) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

E. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any change in the number of shares of Common Stock for which a Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrant Certificates, as their respective rights or interests may appear.

G. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

H. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or the Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

I. The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

J. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

K. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificates or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

L. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful conduct.

         SECTION 21.  CHANGE OF WARRANT AGENT

         The Warrant Agent may resign and be discharged from all further duties and liabilities under this Agreement (except liabilities arising as a result of the Warrant Agent's own negligence, bad faith or willful misconduct) upon 30 days prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having capital and surplus of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Exchange Act. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

         SECTION 22.  ISSUANCE OF NEW WARRANT CERTIFICATES

         Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

         SECTION 23.  NOTICES

         Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Warrant Certificate shall be sufficiently given or made (A) upon delivery if sent by personal delivery or courier, (B) when sent, if sent by confirmed facsimile during normal business hours of the recipient, if not, then on the next business day, or (C) by first-class certified or registered mail, postage prepaid, return receipt requested, in each case addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows: Aksys, Ltd., Two Marriott Drive, Lincolnshire, Illinois 60069, Attention: Chief Financial Office,
Tel: 847-229-2020, Fax: 847-229-2080.

         Subject to the provisions of Section 21, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made (A) upon delivery if sent by personal delivery or courier, (B) when sent, if sent by confirmed facsimile during normal business hours of the recipient, if not, then on the next business day, or (C) by first-class certified or registered mail, postage prepaid, return receipt requested, in each case addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:
[Insert Address of Warrant Agent].

         Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made (A) upon delivery if sent by personal delivery or courier, (B) when sent, if sent by confirmed facsimile during normal business hours of the recipient, if not, then on the next business day, or (C)by first-class certified or registered mail, postage prepaid, return receipt requested, in each case addressed to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent (until another address is filed in writing by such holder with the Warrant Agent).

         SECTION 24.  MODIFICATION OF AGREEMENT

         The Company and the Warrant Agent, without the consent of any Warrant holder, may supplement this Agreement in order to make any changes in this Agreement which the Warrant Agent has been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error contained herein, (ii) add to the covenants and agreements of the Company or the Warrant Agent in the Warrants such further covenants and agreements thereafter to be observed or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in the Warrants, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the registered holders of Warrants. In addition, this Agreement may be modified, supplemented or altered with the consent in writing of the holders of Warrants representing not less than 50% of the Warrants then outstanding, except that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or increase in the applicable Exercise Price therefor, or acceleration of the Expiration Date shall be made without the consent in writing of the registered holder of each Warrant. For the purposes of any amendment, modification or waiver hereunder, Warrants held by the Company shall be disregarded.

         Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment made in accordance with this Agreement will be conclusive and binding on all subsequent holders of such Warrant Certificate.

         As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

         SECTION 25.  SUCCESSORS

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 26.  GOVERNING LAW

         This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

         SECTION 27.  TERMINATION

         This Agreement shall terminate as of the close of business on the final Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Warrants outstanding and all cash held by it as of the close of business on the final Expiration Date.

         SECTION 28.  NO IMPAIRMENT

         The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement and the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against impairment. The Company will take such further action as may be necessary or appropriate to effectuate the purposes and intent of this Agreement and the Warrants including execution and delivery of such further documents and, instruments and agreements as may be required to carry out the purposes and intention of this Agreement and the Warrants. In furtherance and not in limitation of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefore on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of the Warrants, (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of the Warrants and (iv) will, to the extent that the Warrantholder is not able to exercise any Warrants for the full number of shares subject to such Warrants for any reason, then the Company shall take such further action as may be necessary to facilitate such exercise, and failing the ability of the Warrantholder to exercise in full, the Company shall take such further action as may be necessary to give the Warrantholder the economic benefit of the Warrants including payment to the Warrantholder of the value of the Warrants upon the expiration of the Warrant or at the time of any merger, acquisition or other Fundamental Transaction in an amount equal to the value of the Common

Stock that the Warrantholder would have received upon such exercise of the Warrants in full less the applicable Exercise Price.

         SECTION 29.  BENEFITS OF THIS AGREEMENT

         Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or entity other than the Company, the Warrant Agent, the registered holders of the Warrant Certificates and their respective successors and assigns hereunder, any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, the registered holders of the Warrant Certificate and their respective successors and assigns hereunder.

         SECTION 30.  DESCRIPTIVE HEADINGS

         The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof

         SECTION 31.  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    AKSYS, LTD.


                                   By:
                                       ---------------------------------
                                       Name:
                                       Title:


                                   -------------------------------------


                                   By:
                                       ---------------------------------
                                       Name:
                                              ---------------------------

                                       Title:
                                              --------------------------

                                    EXHIBIT A


   THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
        SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE
     EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


VOID AFTER 5:00 P.M. NEW YORK TIME ON ___________, 20__


                        WARRANTS TO PURCHASE COMMON STOCK


W________                                                     _________ Warrants


AKSYS, LTD.


                              CUSIP [INSERT NUMBER]


         THIS CERTIFIES THAT FOR VALUE RECEIVED _____________________ or its registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant initially entitles the registered holder thereof to purchase from Aksys, Ltd., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $0.001 par value, of the Company ("Common Stock") upon presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at any time prior to 5:00 p.m., New York Time, on ________, 20__, at the stock transfer office of _________________________, Warrant Agent of the Company (the "Warrant Agent"), or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $1.10. In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment or modification.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ____________, 2006 ("Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant

Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Two Marriott Drive, Lincolnshire, IL 60069, Attention: President and Chief Executive Officer.

         The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

         The Company has agreed in the Warrant Agreement that, among other things: it will use its best efforts to prepare and file with the Securities and Exchange Commission a registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective with respect to the resale of the Warrants and Equity Securities and the issuance of the Equity Securities to be delivered upon the exercise of the Warrants and, to the extent required under applicable law, to keep such registration statement current from the date of issuance thereof through the final Expiration Date (as defined in the Warrant Agreement) or until such earlier time as no Warrants remain outstanding; and (b) as expeditiously as possible, it will register or qualify the Equity Securities to be delivered upon exercise of the Warrants under the securities or Blue Sky laws of each jurisdiction in which such registration or qualification is necessary and use its best efforts to maintain all such registrations or qualifications in effect from the date of issuance thereof through the final Expiration Date or until such earlier time as no Warrants remain outstanding; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors upon advice of counsel, the sale of securities upon such exercise would be unlawful; provided, further, that the foregoing provisos shall not affect or in any way limit the obligations of the Company pursuant to clauses (a) and (b) of this paragraph.

         This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the receipt by the Warrant Agent of the Exercise Price.

         The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile signatures of the proper officers of the Company and a facsimile of its corporate seal to be imprinted hereon.

Dated:  _______________________, 2006.


                                   AKSYS, LTD.


                                   By:
                                        ----------------------------------------
                                        President and Chief Executive Officer


                                   Attest:
                                            ------------------------------------
                                            Secretary


Countersigned
----------------------------------------
____________, as Warrant Agent


By:
    -----------------------------------
    Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM



                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise _____________ of the Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                               -------------------

                               -------------------

                               -------------------

                               -------------------

                     [please print or type name and address]


         and be delivered to

                               -------------------

                               -------------------

                               -------------------

                               -------------------


                     [please print or type name and address]

         and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

         If applicable, the undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please leave blank or write "unsolicited" in the space below.


                                   ------------------------------------
                                   (Name of NASD Member)


                                   Dated:
                                          ------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                                        Address

                                          --------------------------------------
                                               Taxpayer Identification Number

                                          --------------------------------------
                                                   Signature Guaranteed


         THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants



         FOR VALUE RECEIVED, _________ hereby sells, assigns and transfers unto


         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                               -------------------

                               -------------------

                               -------------------

                               -------------------

                     [please print or type name and address]

         of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

                                   Dated:
                                          ---------------------

                                          ------------------------------

                                               Signature Guaranteed


                                          ------------------------------


         THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.